Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David Po, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 of Image Chain Group Limited, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Image Chain Group Limited, Inc.

Date: November 2, 2017

By:	/s/ David Po
Name:	David Po
Title:	Chief Executive Officer (Principal Executive Officer)

I, Dr. Jonathan Ka Kit Tam, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 of Image Chain Group Limited, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Image Chain Group Limited, Inc.

Date: November 2, 2017

By:	/s/ Dr. Jonathan Ka Kit Tam
Name:	Dr. Jonathan Ka Kit Tam
Title:	Chief Financial Officer (Principal Financial Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Alphabet Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.